                     MONTHLY CERTIFICATEHOLDERS STATEMENT
                           CAPITAL ONE MASTER TRUST
                                SERIES 1994-A

     Pursuant to the Master Pooling and Servicing Agreement dated as of September 30, 1993 (hereinafter as such agreement may have been or may be from time to time, supplemented, amended or otherwise modified, the "Pooling and Servicing Agreement"), between Capital One Bank (as successor to Signet Bank/Virginia), and The Bank of New York, as trustee (the "Trustee"), Capital One as Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Capital One Master Trust (the "Trust") during the previous month. The information which is required to be prepared with respect to the Distribution Date of July 15, 1997, and with respect to the performance of the Trust during the month June, 1997 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.



1)  The total amount of the distribution to Investor Certificateholders of 1994-A on the
Payment Date is                                                                                                       4.7113650625
                                                                                                                 -----------------


2) The amount of the distribution set forth in paragraph 1 above in respect of principal
on the Investor Certificate is                                                                                        0.0000000000
                                                                                                                 -----------------


3)  The amount of the distribution set forth in  paragrah 1 above in respect of interest
on the Investor Certificates                                                                                          4.7113650625
                                                                                                                 -----------------

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